UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2021

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 1001, Nashville, Tennessee, 37203
(Address, including zip code, of principal executive offices)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers
On February 2, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Revance Therapeutics, Inc. (the “Company”) approved cash bonuses to its executive officers with respect to performance for fiscal year 2020. As previously disclosed, 50% of the Company’s 2020 corporate goals are based on the achievement of specified milestones and activities relating to the Biologics License Application (“BLA”) for DaxibotulinumtoxinA for Injection filed with the U.S. Food and Drug Administration (the “Agency”).
On November 25, 2020, the Company announced that the Agency deferred a decision on the BLA for the treatment of moderate to severe glabellar (frown) lines as the Agency was unable to conduct a required inspection of the Company’s manufacturing facility in Newark, California due to the Agency’s travel restrictions associated with the COVID-19 pandemic. As a result, a portion of the 2020 cash bonuses that were dependent on milestones and activities relating to the BLA for DaxibotulinumtoxinA were unachievable during 2020. Accordingly, such portion of the 2020 cash bonuses (up to 45% of the Company’s 2020 corporate goals) would be eligible to be paid to the executive officers once achieved and upon approval by the Committee.
The table below sets forth the earned bonus amounts (excluding the portion of the cash bonuses that may be paid relating to the BLA for DaxibotulinumtoxinA for Injection) approved by the Committee for each of the Company’s named executive officers.
The Committee also approved the target performance bonus percentages for fiscal year 2021 for the Company’s named executive officers, as set forth in the table below and corrected from the prior disclosure, and expressed as a percentage of the corresponding 2021 annual base salary.

Name	2020 Cash Bonus	2021 Target Bonus Percentage
Mark J. Foley President and Chief Executive Officer	$328,331	75%
Tobin C. Schilke Chief Financial Officer	$143,186	50%
Abhay Joshi, Ph.D., Chief Operating Officer and President of R&D and Product Operations	$213,726	55%
Dustin Sjuts Chief Commercial Officer, Aesthetics & Therapeutics	$141,020	50%

The Committee also approved 2021 target equity award values and award mix. Mr. Foley’s target equity award mix is allocated 60% towards performance stock awards, 20% toward restricted stock awards and 20% toward options. The target equity award mix of the Company’s other named executive officers is allocated 33.33% towards performance stock awards, 33.33% toward restricted stock awards and 33.33% toward options.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 8, 2021	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer